Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 00206RCN0
Quarterly Report from Adviser for the Quarter Ending  06/30/2015

PROCEDURES PURSUANT TO RULE 10f-3*

     Securities Purchased

(1) Name of Underwriters    "(GS) GOLDMAN, SACHS & CO.
BARCLAYS CAPITAL INC.
BNP PARIBAS SECURITIES CORP
C.L. KING & ASSOCIATES, INC.
CASTLEOAK SECURITIES, L.P.
CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC
LOOP CAPITAL MARKETS L.L.C.
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED
MIZUHO SECURITIES USA INC.
MORGAN STANLEY & CO. LLC
RBC CAPITAL MARKETS, LLC
SAMUEL A. RAMIREZ & COMPANY, INC.
SANTANDER INVESTMENT SECURITIES INC.
SIEBERT, BRANDFORD, SHANK & CO, L.L.C.
TD SECURITIES USA LLC
U.S. BANCORP INVESTMENTS, INC.
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC
WILLIAMS CAPITAL GROUP L.P. (THE)
"






(2) Name of Issuer    AT&T INC

(3) Title of Security    AT&T INC. 3.4% 15 MAY 2025-25

(4) Date of Prospectus or First Offering    04/23/15

(5) Amount of Total Offering **    "5,000,000,000"

(6) Unit Price  (Local Currency)    99.704

(7) Underwriting Spread or Commission    0.4000

(8) Rating    SP:BBB+/ MD:Baa1/ FT:A-

(9) Maturity Date    05/15/25

(10) Current Yield    3.41%

(11) Yield to Maturity    3.4%

(12) Subordination Features    Sr Unsecured




"*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which"" Goldman, Sachs & Co. (""Goldman Sachs"") or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of US 1940 Act Fund."
" **The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt trasactions is shown in dollars."

Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 00206RCN0
Quarterly Report from Adviser for the Quarter Ending  06/30/2015

PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13) "Nature of Political Entity, if any,"    N/A
 "including, in the case of revenue bonds," underlying entity supplying the revenue

(14) Total Par Value of Securities Purchased***    "600,000.00"

(15) Dollar Amount of Purchases ($)    "$598,224.00"

(16) Number of Securities Purchased    "600,000.00"

(17) Years of Continuous Operation    At least 3 years of Operation
 (excluding municipal securities; see (25)(d) below)

(18) % of Offering Purchased by Fund    0.0121%

(19) % of Offering Purchased by    2.0881%
 all other GSAM-managed Portfolios and Accounts

(20) Sum of (18) and (19)****    2.1001%

(21) % of Fund's Total Assets applied     0.2778%
 to Purchase

(22) Name(s) of Underwriter(s) or    "J.P. MORGAN SECURITIES LLC
"
 Dealer(s) from whom Purchased

(23) "Is the Adviser, any Subadviser or any"
 person of which the Adviser or Subadviser
 "is an ""affiliated person"", a Manager or Co-Manager"
 of the Offering?    Yes_x__ No____

(24) Were Purchases Designated as Group
 Sales or otherwise allocated to
 "the Adviser, any Subadviser or any person"
 of which the Adviser or Subadviser is an    Yes____ No_x__
 """affiliated person""?"



"*** For equity securities, the figure shown represents the number of shares purchased."

" ****May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. (""GSAM"") or Goldman Sachs Asset Management International (""GSAMI""), and"
"any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the""class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold ""by underwriters or members of the selling syndicate to Qualified Institutional Buyers (""QIBs"") plus (B) the principal amount of the class of securities being offered in any concurrent offering."




Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 00206RCN0
Quarterly Report from Adviser for the Quarter Ending  06/30/2015



PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(25) Have the following conditions been satisfied:

 (a) The securities were: (i) part of an issue
 "registered under the Securities Act of 1933, "
 "as amended,  which is being offered to the public; "
 "(ii) U.S. government securities, as defined "
  in Section 2(a)(16) of the Securities Exchange Act
 "of 1934, as amended (the""Exchange Act""); "
 (iii) Eligible Municipal Securities; (iv) securities sold
  in an Eligible Foreign Offering; or (v) were securities
  sold in an Eligible Rule 144A Offering?    Yes_x__ No____


 (b) The securities were purchased prior to the end of
 the first day on which any sales to the public
 "were made, at a price that was not more than "
 the price paid by each other purchaser of securities
 in that offering or in any concurrent offering of
 " the securities(except, in the case of an Eligible "
 "Foreign Offering, for any rights to purchase "
 required by law to be granted to existing security
 "holders of the issue) or, if a rights offering,"
  the securities were purchased on or before the
 fourth day preceding the day on which the
  rights offering terminated.    Yes_x__ No____



 (c) The underwriting was a firm commitment
 underwriting?      Yes_x__ No____



 (d) With respect to any issue of securities
 " other than Eligible Municipal Securities, "
 was the issuer of such secutrities to be
 purchased in continuous operation for not
 "less than three years, including the operation "
 of any predecessors; or with respect to any
 issue of Eligible Municipal Securities to
 "be purchased, were the securities sufficiently "
 liquid that they could be sold at or near
 their carrying value within a reasonably
 short period of time and either: (i) were
 subject to no greater than moderate credit
  risk; or (ii) if the issuer of the municipal
 "securities, or the entity supplying the revenues "
 "from which the issue is to be paid, had been in "
 continuous operation for less than three years
 (including the operation of any predecessors)
 the securities were subject to a minimal
 or low amount of credit risk?     Yes____ No____ N/A_x__